UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

/ /	Preliminary Information Statement
/ /	Confidential, For Use of the Commission only (as permitted by Rule 14c-5(d)(2))
/X/	Definitive Information Statement

MOTIVNATION INC.

(Name of Registrant As Specified In Charter)

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1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)         Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MOTIVNATION, INC.

18101 Von Karman Ave. Ste. 330

Irvine, CA 92612

NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS

August 1, 2005

To Shareholders of MOTIVNATION, Inc.:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of our shareholders, dated July 13, 2005, in lieu of a special meeting of the shareholders. The following actions will be effective on or about August, 22 2005:

1.          Amend our Certificate of Incorporation to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio of one newly issued share for each one-hundred outstanding shares of Common Stock; and

This Notice and the attached Information Statement are being circulated to advise the shareholders of certain actions already approved by written consent of the shareholders who collectively hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only.

By Order of the Board of Directors,

/s/ Mark Absher

Mark Absher, Director.

MOTIVNATION, INC.

18101 Von Karman Ave. Ste. 330

Irvine, CA 92612

INFORMATION STATEMENT

WRITTEN CONSENT OF SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as Amended, by MOTIVNATION INC., a Nevada corporation, in connection with certain actions to be taken by the written consent by the majority shareholders of MOTIVNATION, dated July 13, 2005.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until 20 days after the date of this Information Statement is mailed to the shareholders.

THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS August 1, 2005.

We anticipate that the actions contemplated by this Information Statement will be affected on or about the close of business on August 22, 2005.

The action to be effective twenty days after the mailing of this Information Statement, are as follows:

1.        Amend our certificate of incorporation to provide for a stock combination (reverse split) of the Common Stock (the “Reverse Split”) in an exchange ratio of one newly issued share for each one-hundred outstanding shares of Common Stock; and

VOTING SECURITIES

Shareholders of record at the close of business on July 14, 2005 (the “Record Date”) are entitled to notice of the action to be effective on or about August 22, 2005. As of the Record Date, our authorized capitalization consisted of 300,000,000 shares of common stock, par value $0.001 per share, of which 239,346,750 were issued and outstanding and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution dated July 14, 2005; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

Shareholders of record at the close of business on July 14, 2005 are being furnished copies of this Information Statement. The principal executive office of the Company is located at 18101 Von Karman Ave. Ste. 330, Irvine, CA 92612 and the Company's telephone number is (888) 258-6458.

SHAREHOLDER DISSENTER'S RIGHT OF APPRAISAL

The General Corporate Law of Nevada does not provide for dissenter’s rights of appraisal in connection with the proposed actions.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED IN THIS INFORMATION STATEMENT.

MATTERS SET FORTH IN THE WRITTEN CONSENTS

The Written Consents, dated July 14, 2005, contain resolutions to amend the Certificate of Incorporation for the following purposes:

(1) to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio of one newly issued share for each one-hundred outstanding shares of Common Stock, and The text of the amendment to the Certificate of Incorporation is attached hereto as Exhibit B.

VOTE REQUIRED

The vote required to approve each of the foregoing corporate actions is a majority of the shares voted. Shareholders representing 64.59% of the votes of the currently issued and outstanding shares of Common Stock have executed the Written Consents, thereby ensuring approval of the amendment to the Certificate of Incorporation to provide for the Reverse Split and the increase in authorized shares. See "Other Information Regarding The Company - Security Ownership of Certain Beneficial Owners and Management."

Set forth below is a table of the stockholders who have executed the Written Consents and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of July 14, 2005:

	Common Shares	Votes/Shares	Common Votes	% of Total Votes
Total Common Issued and Outstanding Votes Possible
Votes by Written Consent For all proposals		1	239,346,750	100%
Beneficial Owner
Leslie & David McPhail	74,000,000	1	74,000,000	30.92%
Richard Perez	37,439,925	1	37,439,925	15.64%
George Lefevre	24,800,000	1	24,800,000	10.36%
Scott Absher	24,800,000	1	24,800,000	10.36%
Jay Isco	10,000,000	1	10,000,000	4.18%
Richard Holt	5,000,000	1	5,000,000	2.09%
Mark Absher	5,000,000	1	5,000,000	2.09%
David Psachie	5,000,000	1	5,000,000	2.09%
Total	186,039,925	1	186,039,925	77.73%

As of July 14, 2005 (the date of the Written Consents), 239,346,750 shares of Common Stock were issued and outstanding. Stockholders representing no less than 119,673,170 votes from Common Stock were required to execute the Written Consents to effect the matter set forth therein. As discussed under "Matters Set Forth in the Written Consents," shareholders owning approximately 186,039,925 votes, or 77.73% of the votes of Common Stock, have executed the Written Consents and delivered them to the Company as required by law within the 60 day period, thereby ensuring the approval of the proposals.

RESOLUTION NO. 1

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO EFFECT THE REVERSE SPLIT

GENERAL; PURPOSE OF THE REVERSE SPLIT

Our Board of Directors and a majority of our shareholders have approved a proposal that the Certificate of Incorporation be amended to effect the Reverse Split. The proposal provides for a reverse stock split in an exchange ratio of one newly issued share for each one hundred outstanding shares of Common Stock. The Reverse Split would be effected by filing an amendment to our Certificate of Incorporation with the Nevada Secretary of State.

The purpose of the Reverse Split is to improve the capitalization of the Company and to increase the market price of our Common Stock. We believe a reverse split may increase the market price of our stock which may help in making our common stock a more viable tool to attract working capital and as a form of consideration for potential acquisitions.

THERE CAN BE NO ASSURANCE, HOWEVER, THAT, EVEN AFTER CONSUMMATING THE REVERSE SPLIT, THE COMPANY WILL BE ABLE TO MAINTAIN ITS MARKET

PRICE PER SHARE AND THUS UTILIZE ITS COMMON STOCK IN ORDER TO EFFECTUATE FINANCING OR ACQUISITION TRANSACTIONS.

The Reverse Split will not change the proportionate equity interests of the Company's stockholders at the time of the split, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to rounding up to eliminate fractional shares. There are no anti-dilution protections for the debt holders. Since the proportion of authorized shares to be issued and outstanding is not being affected by the Reverse Split, the Reverse Split is not expected to create any additional anti-takeover measures which the Board of Directors could use to thwart anti-takeover efforts by outsiders. The Board of Directors is not aware of any such current takeover efforts, and the Reverse Split is not being proposed as an anti-takeover measure. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

CERTAIN EFFECTS OF THE REVERSE SPLIT

The following table illustrates the effect that the Reverse Split would have on the 239,346,750 shares of Common Stock that were outstanding on July 14, 2005:

COMMON SHARES:
	NUMBER OF SHARES
	PRIOR TO	AFTER 1 FOR 100
	REVERSE	REVERSE
	STOCK SPLIT	STOCK SPLIT

Common Stock:
Authorized	300,000,000	300,000,000

Shares Outstanding (1)	239,346,750	2,393,468

Shares Available for Future Issuance	60,653,650	297,606,532

(1)

Gives effect to the Reverse Split, excluding the new shares to be issued in lieu of fractional shares. Stockholders should recognize that the Reverse Split will reduce the number of shares they own by a number equal to the number of shares owned immediately prior to the filing of the amendment regarding the Reverse Split divided by the Exchange Number (i.e. divide by 100, as adjusted to include new shares to be issued in lieu of fractional shares).

While a Reverse Split may result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the exchange number or result in a permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline after the Reverse Split, the percentage decline may be greater than would be the case in the absence of the Reverse Split.

The possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material federal income tax consequences of the Reverse Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986 (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder.

ACCORDINGLY, EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX AND OTHER LAWS.

No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the Reverse Split. Our beliefs regarding the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

OTHER INFORMATION REGARDING THE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables sets forth the number of shares of the Company's Common Stock, par value $0.001, held by each person who is believed to be the beneficial owner of 5% or more of the 239,346,750 shares of the Company's common stock outstanding at July 14, 2005, based on the

Company's transfer agent's list, and the names and number of shares held by each of the Company's officers and directors and by all officers and directors as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	Leslie & David McPhail (1) 14948 Shoemaker Avenue Santa Fe Springs, CA 90670	74,000,000	30.92%
Common	Richard Perez (2) 1741 E. Lambert Road La Habra, CA 90631	37,439,925	15.64%
Common	Thomas Prewitt (3) 547 Apollo “C” Brea, CA 92821	37,439,925	15.64%
Common	George Lefevre 18101 Von Karman Ave. Ste. 330 Irvine, CA 92612	24,800,000	10.36%
Common	Scott Absher (4) 18101 Von Karman Ave. Ste. 330 Irvine, CA 92612	24,800,000	10.36%

Officers and Directors
Common	George Lefevre- CEO 18101 Von Karman Ave. Ste. 330 Irvine, CA 92612	24,800,000	10.36%
Common	Jay Isco- CFO/Secretary 18101 Von Karman Ave. Ste. 330 Irvine, CA 92612	10,000,000	4.18%
Common	Richard Holt- Director 18101 Von Karman Ave. Ste. 330 Irvine, CA 92612	5,000,000	2.09%
Common	Mark Absher-Director(4) 18101 Von Karman Ave. Ste. 330 Irvine, CA 92612	5,000,000	2.09%
Common	David Psachie-Director 18101 Von Karman Ave. Ste. 330 Irvine, CA 92612	5,000,000	2.09%
Total Officers, Directors, as a group (5 Persons)		49,800,000	20.81%

(1)	Leslie McPhail and David McPhail are husband and wife and collectively own 74,000,000 shares through their ownership of Moonlight Industries.
(2)	(2) Richard Perez is a 50% owner of Damon’s Motorcycle Creation, Inc, which owns 74,879,850 shares of the Company.

(3)	(3) Thomas Prewitt is a 50% owner of Damon’s Motorcycle Creation, Inc, which owns 74,879,850 shares of the Company.
(4)	(4) Scott Absher is a consultant for the company and is the brother of Mark Absher a director of the Company.

INTEREST OF CERTAIN PERSONS IN OR

IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the amendments to the Certificate of Incorporation referenced herein which is not shared by the majority of the stockholders.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Mark Absher

Mark Absher, Director

August 1, 2005

Irvine, California

EXHIBIT A

MOTIVNATION INC.

NOTICE PUSUANT TO SECTION 228 OF THE GENERAL CORPORATION LAW

OF THE STATE OF NEVADA

TO: ALL STOCKHOLDERS

PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of MOTIVNATION Inc., by written consent dated July 14, 2005 have duly adopted resolutions approving the following actions:

1.

Amend our certificate of incorporation to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio of one newly issued share for each one-hundred outstanding shares of Common Stock.

DATE: August 1, 2005

Exhibit B

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MOTIVNATION, INC.,

a Nevada corporation

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “Corporation”) is MotivNation, Inc.

2.	The Certificate of Incorporation of the Corporation is hereby amended as follows:

Article IV of the Certificate of Incorporation is hereby amended to read as follows:

ARTICLE IV

The amount of total authorized capital stock of this Corporation is Three Hundred Thousand Dollars ($300,000) divided into 300,000,000 shares of $0.001 par value each. All shares shall be designated as Common Stock. Stockholders shall not have preemptive rights or be entitled to cumulative voting in connection with the shares of the Company’s Common Stock.

Upon the effectiveness of the certificate of amendment to the Certificate of Incorporation containing this sentence (the “Split Effective Date”), shares of the Common Stock issued and outstanding as of the date and time immediately preceding the Split Effective Date shall be automatically changed and reclassified in accordance with an exchange ratio of one newly issued share for each one-hundred outstanding shares of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares.

3.	The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Nevada.

IN WITNESS WHEREOF, George Lefevre, has caused this Certificate to be signed by its duly authorized officer, this 14 day of July, 2005.

George Lefevre, President